Exhibit 10.8

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, is dated as of August 9, 2018 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), and entered into by and between (i) Deerfield Private Design Fund IV, L.P., in its capacity as agent for the Facility Secured Parties (as defined below), including its successors and assigns in such capacity from time to time (“Facility Agent”), and (ii) Deerfield ELGX Revolver, LLC, in its capacity as administrative agent for the ABL Secured Parties (as defined below), including its successors and assigns in such capacity from time to time and any “Third Party Agent” (as defined in the below-defined Facility Agreement) during any “Third Party Agent Retention Period” (as defined in the below-defined Facility Agreement) (“ABL Agent”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below or elsewhere in this Agreement.

RECITALS

WHEREAS, Endologix, Inc., a Delaware corporation (“Endologix”), certain of the Subsidiaries of Endologix party thereto from time to time as “Loan Parties” (such Subsidiaries, together with Endologix, the “Facility Loan Parties”), the lenders party thereto from time to time (such lenders, together with their successors and assigns, the “Facility Lenders”) and Facility Agent, have entered into that certain Amended and Restated Facility Agreement, dated as of the date hereof (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the “Facility Agreement”), providing for, among other things, amendments and restatements to the terms of the prior facility agreement and permitting the term loans previously made to Endologix to remain outstanding;

WHEREAS, Endologix, certain of the Subsidiaries of Endologix party thereto from time to time as “Borrowers” (such Subsidiaries, together with Endologix, the “ABL Borrowers”), the lenders party thereto from time to time (such lenders, together with their successors and assigns, the “ABL Lenders”) and ABL Agent, have entered into that certain Credit and Security Agreement, dated as of the date hereof (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the “ABL Agreement”), providing for, among other things, a revolving credit facility to be available to the ABL Borrowers;

WHEREAS, the obligations of Endologix and its applicable Subsidiaries under the Facility Agreement and the other Facility Documents (as defined below) and the ABL Agreement and the other ABL Documents (as defined below) are secured by Liens (as defined below) on substantially all of the assets of Endologix and such Subsidiaries, including the Collateral (as defined below);

WHEREAS, the Facility Documents and the ABL Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to certain repayment provisions and the Collateral;

WHEREAS, in order to induce Facility Agent and the Facility Secured Parties to consent to the Grantors (as defined below) incurring the ABL Obligations (as defined below) and to induce the Facility Lenders to extend credit and other financial accommodations and lend monies to or for the benefit of Endologix, ABL Agent (on behalf of the ABL Secured Parties) has agreed to the intercreditor arrangements and other terms and provisions set forth in this Agreement; and

WHEREAS, in order to induce ABL Agent and the other ABL Secured Parties to consent to the Grantors incurring the Facility Obligations and to induce the ABL Lenders to extend credit and other financial accommodations and lend monies to or for the benefit of the ABL Borrowers, Facility Agent (on behalf of the Facility Secured Parties) has agreed to the intercreditor arrangements and other terms and provisions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. DEFINITIONS.

1.1. Defined Terms. As used in this Agreement (including the Preamble and the Recitals), the following terms shall have the following meanings:

“ABL Agent” has the meaning assigned to such term in the Preamble to this Agreement.

“ABL Agreement” has the meaning assigned to such term in the Recitals to this Agreement.

“ABL Borrowers” has the meaning assigned to such term in the Recitals to this Agreement.

“ABL Collateral” means the “Collateral” (as defined in the ABL Agreement) and all other assets and property pledged (or purported to be pledged) or granted a Lien on (or purported to be granted a Lien on) by the ABL Loan Parties to (and on behalf of) the ABL Secured Parties under the ABL Documents.

“ABL Documents” means the ABL Agreement, the other “Loan Documents” (as defined in the ABL Agreement) and all other agreements, instruments and documents related to the ABL Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“ABL Event of Default” means any “Event of Default” (as defined in ABL Agreement).

“ABL/First Out Waterfall Loans” means the ABL Loans and the First Out Waterfall Loans, as the context may so require

“ABL/First Out Waterfall Secured Party” means any ABL Secured Party and any First Out Waterfall Secured Party, as the context may so require

“ABL/First Out Waterfall Secured Parties Pro Rata Share” means, as of any date of determination, (a) with respect to any ABL/First Out Waterfall Secured Party receiving any payments, repayments, redemptions, prepayments or distributions under this Agreement, the percentage obtained by dividing (i) the outstanding principal amount of the ABL/First Out Waterfall Loans of such ABL/First Out Waterfall Secured Party by (ii) the sum of the aggregate outstanding principal amount of all ABL/First Out Waterfall Loans of all ABL/First Out Waterfall Secured Parties; and (b) with respect to any other purpose with respect to any ABL/First Out Waterfall Secured Party, the percentage obtained by dividing (i) the outstanding principal amount of the ABL/First Out Waterfall Loans and, to the extent applicable, the remaining available ABL Revolving Loan Commitments at such time of any such ABL/First Out Secured Party that is also an ABL Secured Party by (ii) the sum of the aggregate outstanding principal amount of all ABL/First Out Waterfall Loans and all remaining available ABL Revolving Loan Commitments of all ABL/First Out Waterfall Secured Parties that are also ABL Secured Parties.

“ABL Lenders” has the meaning assigned to such term in the Recitals to this Agreement.

“ABL Liens” means all Liens pledged (or purported to be pledged) or granted (or purported to be granted) to the ABL Secured Parties under the ABL Documents on the Collateral securing the ABL Obligations.

“ABL Loan Parties” means the ABL Borrowers and the other “Loan Parties” (as defined in the ABL Agreement).

“ABL Loans” means the “Loans” (as defined in the ABL Agreement).

“ABL Obligations” means all “Obligations” (as defined in the ABL Agreement) and all other indebtedness, liabilities and other obligations owed or incurred by the ABL Loan Parties under the ABL Documents, including all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant ABL Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“ABL Required Lenders” means the “Required Lenders” (as defined in the ABL Agreement).

“ABL Revolving Loan Commitments” means the “Revolver Commitments” (as defined in the ABL Agreement).

“ABL Secured Parties” means ABL Agent, the ABL Lenders, the “Indemnified Persons” (as defined in the ABL Agreement), the other members of the “Lender Group” (as defined in the ABL Agreement) and any other holders of the ABL Obligations.

“Affiliate” means, with respect to any Person, (a) any Person that directly or indirectly controls such Person, (b) any Person which is controlled by or is under common control with such controlling Person, and (c) each of such Person’s (other than, with respect to any Lender, any Lender’s) officers or directors (or Persons functioning in substantially similar roles) and the spouses, parents, descendants and siblings of such officers, directors or other Persons. As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote five percent (5%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no Secured Party shall be deemed to be an Affiliate of any Grantor.

“Agent” means ABL Agent and Facility Agent, as the context may so require.

“Agreement” has the meaning assigned to such term in the Preamble to this Agreement.

“Application Event” means the occurrence of (a) a failure by the Grantors to repay all of the Obligations (other than (y) unasserted contingent indemnification obligations and (z) those Obligations under any Warrant or the Registration Rights Agreement that are not (or do not become) due or payable on the maturity date of such Obligations) in full in cash on the maturity date of such Obligations, (b) any Insolvency or Liquidation Proceeding, (c) any acceleration of the Obligations, (d) a foreclosure or an exercise of rights or remedies on any of the Collateral at the time of, or after, an ABL Event of Default or a

Facility Event of Default has occurred and is continuing, (e) any exercise of remedies by any of the Secured Parties at the time of, or after, an Event of Default has occurred and is continuing or (f) any “Application Event” (as defined in the Facility Agreement).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting both ABL Collateral and Facility Collateral.

“Commodity Account” means “commodity account” (as defined in Section 9-102(14) of the UCC).

“Deposit Accounts means “deposit account” (as defined in Section 9-102(29) of the UCC).

“Discharge of ABL Obligations” means:

(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) and any fees on all ABL Obligations;

(b) payment in full in cash of all other outstanding ABL Obligations (other than unasserted contingent indemnification obligations), including any that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and fees are paid; and

(c) permanent termination or permanent expiration of all commitments, if any, to extend credit (including the ABL Revolving Loan Commitments) by any ABL Secured Party under the ABL Documents.

“Discharge of Facility Obligations” means:

(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), any fees and any Facility Non-Callable Make Whole Amount on all Facility Obligations (other than (i) any unasserted contingent indemnification obligations and (ii) any amounts owed under any Warrant or the Registration Rights Agreement that are not due or payable at the time when all other Facility Obligations are paid in full in cash);

(b) payment in full in cash of all other outstanding Facility Obligations (other than (i) any unasserted contingent indemnification obligations and (ii) any amounts owed under any Warrant or the Registration Rights Agreement that are not due or payable at the time when all other Facility Obligations are paid in full in cash), including any that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and fees and any applicable Facility Non-Callable Make Whole Amount and Facility CoC Fee, and the Exit Payment, are paid; and

(c) permanent termination or permanent expiration of all commitments, if any, to extend credit by any Facility Secured Party under the Facility Documents.

“Endologix” has the meaning assigned to such term in the Recitals to this Agreement.

“Facility Agent” has the meaning assigned to such term in the Preamble to this Agreement.

“Facility Agreement” has the meaning assigned to such term in the Recitals to this Agreement.

“Facility CoC Fee” means any “CoC Fee” (as defined in the Facility Agreement).

“Facility Collateral” means the “Collateral” (as defined in the Facility Agreement) and all other assets and property pledged (or purported to be pledged) or granted a Lien on (or purported to be granted a Lien on) by the Facility Loan Parties to (or on behalf of) the Facility Secured Parties under the Facility Documents.

“Facility Documents” means the Facility Agreement, the other “Loan Documents” (as defined in the Facility Agreement) and all other agreements, instruments and documents related to the Facility Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Facility Event of Default” means “Event of Default” (as defined in the Facility Agreement).

“Facility Exit Payment” means the “Exit Payment” (as defined in the Facility Agreement).

“Facility Lenders” has the meaning assigned to such term in the Recitals to this Agreement.

“Facility Liens” means all Liens pledged (or purported to be pledged) or granted (or purported to be granted) to the Facility Secured Parties under the Facility Documents on the Collateral securing the Facility Obligations.

“Facility Loan Parties” has the meaning assigned to such term in the Recitals to this Agreement.

“Facility Loans” means “Loans” (as defined in the Facility Agreement).

“Facility Non-Callable Make Whole Amount” means any “Non-Callable Make Whole Amount” (as defined in the Facility Agreement).

“Facility Obligations” means all “Obligations” (as defined in the Facility Agreement) and all other indebtedness, liabilities and other obligations owed or incurred by the Facility Loan Parties under the Facility Documents (including any Facility Non-Callable Make Whole Amount, any Facility CoC Fee and the Facility Exit Payment), including all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant ABL Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Facility Required Lenders” means the “Required Lenders” (as defined in the Facility Agreement).

“Facility Secured Parties” means Facility Agent, the Facility Lenders, the other “Secured Parties” (as defined in the Facility Agreement) and any other holders of Facility Obligations.

“First Out Waterfall Loans” means the Facility Loans (other than the Last Out Waterfall Loans).

“First Out Waterfall Obligations” means the Facility Obligations (other than the Last Out Obligations).

“First Out Waterfall Secured Parties” means the Facility Secured Parties (other than the Last Out Waterfall Lenders).

“Grantors” means the ABL Loan Parties and the Facility Loan Parties.

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to its assets or property;

(c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Last Out Waterfall Loans” means the “Last Out Waterfall Loans” (as defined in the Facility Agreement).

“Last Out Waterfall Obligations” means the “Last Out Waterfall Obligations” (as defined in the Facility Agreement).

“Last Out Waterfall Secured Parties” means the “Last Out Waterfall Secured Parties” (as defined in the Facility Agreement.

“Last Out Waterfall Secured Parties Pro Rata Share” means, as of any date of determination, the percentage obtained by dividing (a) the outstanding principal amount of the Last Out Waterfall Loans of such Last Out Waterfall Secured Party by (b) the sum of the aggregate outstanding principal amount of all Last Out Waterfall Loans of all Last Out Waterfall Secured Parties.

“Lien” means any lien, pledge, preferential arrangement, mortgage, security interest, deed of trust, charge, assignment, hypothecation, title retention or other encumbrance on or with respect to assets, property or interest in assets or property having the practical effect of constituting a security interest, in each case with respect to the payment of any obligation with, or from the proceeds of, any asset or revenue of any kind. For purposes of this Agreement, any Grantor or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan Documents” means the ABL Documents and the Facility Documents, as the context may so require

“Loans” means the ABL Loans and the Facility Loans, as the context may so require.

“Obligations” means the ABL Obligations and the Facility Obligations, as the context may so require.

“Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited liability partnership, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

“Possessory/Control Collateral” means any Collateral that is in the possession or control of any Agent (or in the possession or control of its agents or bailees), to the extent that possession or control thereof perfects a Lien thereon under the UCC or other applicable law.

“Post-Application Event Payment Amounts” has the meaning assigned to such term in Section 5.

“Registration Rights Agreement” means the “Registration Rights Agreement” (as defined in the Facility Agreement).

“Secured Party” means any ABL Secured Party and any Facility Secured Party, as the context may so require.

“Securities Account” means “securities account” (as defined in Section 8-501(a) of the UCC).

“Subsidiary” or “Subsidiaries” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such capital stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Grantor.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction, and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of New York.

“Warrants” means the “Warrants” (as defined in the Facility Agreement).

1.2. Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. LIEN PRIORITIES.

2.1. Pari Passu Liens. Notwithstanding the date, time, method, manner or order of grant, attachment, validity or perfection of any ABL Liens or any Facility Liens and notwithstanding any provision of the UCC, or any other applicable law or the ABL Documents or the Facility Documents, ABL Agent, on behalf of the ABL Secured Parties, and ABL Agent, on behalf of the ABL Secured Parties, hereby agree that:

(a) any ABL Lien, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be pari passu in all respects with any Facility Lien; and

(b) any Facility Lien, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be pari passu in all respects with any ABL Lien.

2.2. Prohibition on Contesting Liens. Each of ABL Agent, on behalf of the ABL Secured Parties, and Facility Agent, on behalf of the Facility Secured Parties, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the creation, perfection, priority, validity or enforceability of any Facility Lien or any ABL Lien, as the case may be, or the terms or provisions of this Agreement.

SECTION 3. GRATUITOUS BAILEE/AGENT FOR PERFECTION AND CONTROL.

3.1. Each Agent agrees to hold any Possessory/Control Collateral from time to time in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Secured Party (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any successor or assignee, solely for the purpose of perfecting the Lien granted in such Possessory/Control Collateral, in each case, subject to the terms and conditions of this Section 3.1. Solely with respect to (i) any Deposit Accounts constituting Collateral under the control (within the meaning of Section 9-104 of the UCC) of any Agent, (ii) any Securities Accounts constituting Collateral under the control (within the meaning of Section 8-106 of the UCC) of any Agent and (iii) any Commodity Accounts constituting Collateral under the control (within the meaning of Section 9-106 of the UCC) of any Agent, in each case, each such Agent agrees to also hold control over such Deposit Accounts, Securities Accounts and Commodity Accounts, as applicable, as gratuitous agent for each other Secured Party and any successor or assignee solely for the purpose of perfecting the Lien in such Deposit Accounts, Securities Accounts and Commodity Accounts, as applicable, subject to the terms and conditions of this Section 3.1.

3.2. No Agent shall have any obligation whatsoever to the other Agent (including any other Secured Parties such other Agent is acting on behalf of) to ensure that the Possessory/Control Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 3.1. The duties or responsibilities of each Agent under this Section 3.1 shall be limited solely to holding any Possessory/Control Collateral in its possession or control as gratuitous bailee or as gratuitous agent, as applicable, in accordance with this Section 3.1 and delivering the Possessory/Control Collateral as provided in Section 3.4 below.

3.3. None of the Agents or any of the other Secured Parties shall have by reason of this Agreement or any other document, instrument or agreement a fiduciary relationship in respect of the other Agent or any other Secured Party, and each Agent (on behalf of itself and each other Secured Party for which it is acting as “Agent” for) hereby waives and releases the other Agent and the other Secured Parties from all claims and liabilities arising pursuant to any Agent’s role under this Section 3.1 as gratuitous bailee or gratuitous agent, as applicable, with respect to the Possessory/Control Collateral.

3.4. At any time there is a Discharge of ABL Obligations or a Discharge of Facility Obligations (but not both), the applicable Agent involved in such discharge shall deliver the remaining Possessory/Control Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty) to the other Agent (so as to allow such Person to obtain possession or control of such Possessory/Control Collateral). The Agent transferring such Possessory/Control Collateral in connection with such discharge further agrees to take all other action reasonably requested by the other Agent at the sole expense of the Grantors in connection with such other Agent obtaining a first-priority Lien in the remaining Possessory/Control Collateral.

SECTION 4. ENFORCEMENT.

4.1. Exercise of Remedies.

(a) Whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor,

(1) neither ABL Agent nor any other ABL Secured Party will exercise or seek to exercise any rights or remedies with respect to any Collateral or institute any action or proceeding with respect to such rights or remedies without obtaining the prior written consent of Facility Agent (which consent shall be given upon request of the Facility Required Lenders to Facility Agent under the Facility Agreement); and

(2) neither Facility Agent nor any other Facility Secured Party will exercise or seek to exercise any rights or remedies with respect to any Collateral or institute any action or proceeding with respect to such rights or remedies without obtaining the prior written consent of ABL Agent (which consent shall be given upon request of the ABL Required Lenders to ABL Agent under the ABL Agreement).

(b) Notwithstanding the foregoing,

(1) ABL Agent and any other ABL Secured Party may:

(A) file a claim or statement of interest with respect to the ABL Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(B) take any action in order to create, perfect, preserve or protect its Lien on the Collateral;

(C) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the avoidance or disallowance of the claims of the ABL Secured Parties, including, without limitation, any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(D) exercise any rights or remedies, file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under any Insolvency or Liquidation Proceeding, the bankruptcy laws or applicable non-bankruptcy law, so long as such actions would not conflict with an express agreement of ABL Agent or the other ABL Secured Parties contained in this Agreement; provided that in the event that any ABL Secured Party becomes a judgment lien creditor in respect of the Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the ABL Obligations, such judgment lien shall be subject to the terms of this Agreement for all purposes as the other Liens securing the ABL Obligations are subject to this Agreement; and

(E) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the ABL Obligations and the Collateral.

(2) Facility Agent and any other Facility Secured Party may:

(A) file a claim or statement of interest with respect to the Facility Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(B) take any action in order to create, perfect, preserve or protect its Lien on the Collateral;

(C) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the avoidance or disallowance of the claims of the Facility Secured Parties, including, without limitation, any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(D) exercise any rights or remedies, file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under any Insolvency or Liquidation Proceeding, the bankruptcy laws or applicable non-bankruptcy law, so long as such actions would not conflict with an express agreement of Facility Agent or the other Facility Secured Parties contained in this Agreement; provided that in the event that any Facility Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Facility Obligations, such judgment lien shall be subject to the terms of this Agreement for all purposes as the other Liens securing the Facility Obligations are subject to this Agreement; and

(E) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Facility Obligations and the Collateral.

(c) Except as specifically set forth in Section 4, nothing in this Agreement shall prohibit the receipt by:

(1) ABL Agent or any other ABL Secured Party of the required payments of interest, principal and other amounts owed in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by ABL Agent or any other ABL Secured Party of rights or remedies as a secured creditor (including set off) or enforcement in contravention of this Agreement of any Lien held by any of them; and

(2) Facility Agent or any other Facility Secured Party of the required payments of interest, principal and other amounts owed in respect of the Facility Obligations so long as such receipt is not the direct or indirect result of the exercise by Facility Agent or any other Facility Secured Party of rights or remedies as a secured creditor (including set off) or enforcement in contravention of this Agreement of any Lien held by any of them.

(d) Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies:

(1) ABL Agent or the other ABL Secured Parties may have with respect to the ABL Collateral; or

(2) Facility Agent or the other Facility Secured Parties may have with respect to the Facility Collateral.

SECTION 5. APPLICATION OF POST-APPLICATION EVENT PAYMENT AMOUNTS

Notwithstanding any provision to the contrary in the ABL Documents or the Facility Documents, but subject to Section 6.16 hereof, ABL Agent, on behalf of the ABL Secured Parties, Facility Agent, on behalf of the Facility Secured Parties, and the Grantors hereby agree that if any Secured Party receives any prepayment, repayment, redemption, payment or other distribution after the occurrence and continuance of an Application Event (all such amounts and proceeds therefrom collectively referred to as “Post-Application Payment Amounts”), such Post-Application Payment Amounts shall be applied to the Obligations in the following order (but otherwise in accordance with the terms and conditions of the ABL Agreement and the Facility Agreement): (1) first, ratably to all fees, costs and expenses (including any attorneys’ fees) owed to ABL/First Out Waterfall Secured Parties under the Loan Documents, (ii) second, ratably to accrued and unpaid interest owed to the ABL/First Out Waterfall Secured Parties under the Loan

Documents, (iii) third, ratably to the principal amount of the ABL/First Out Waterfall Loans (including any Non-Callable Make Whole Amount, any CoC Fee and the First Out Waterfall Loan Exit Payment (each as defined in the Facility Agreement) and any amounts owed under Section 2.09 of the ABL Agreement, in each case, if applicable) owed to the ABL/First Out Waterfall Secured Parties, (iv) fourth, ratably to all other ABL/First Out Waterfall Obligations (other than any First Out Waterfall Obligations in respect of any Warrant or the Registration Rights Agreement that are not at such time owing, due or unpaid) owing to the ABL/First Out Waterfall Secured Parties, and with respect to any such ABL/First Out Waterfall Obligations owed to the ABL/First Out Waterfall Secured Parties, shall be allocated ratably among the ABL/First Out Waterfall Secured Parties based on their pro rata share of such other ABL/First Out Waterfall Secured Parties, (v) fifth, ratably to all fees, costs and expenses (including any attorneys’ fees) owed to any Last Out Waterfall Secured Party under the Facility Documents, (vi) sixth, ratably to accrued and unpaid interest owed to the Last Out Waterfall Secured Parties under the Facility Documents, (vii) seventh, ratably to the principal amount of the Last Out Waterfall Loans (including any Non-Callable Make Whole Amount, any CoC Fee and the Last Out Waterfall Loan Exit Payment, if applicable) owed to the Last Out Waterfall Secured Parties, and (viii) eighth, ratably to all other Last Out Waterfall Obligations owing to any Last Out Waterfall Secured Party, and, with respect to any such Last Out Waterfall Obligations owed to the Last Out Waterfall Secured Parties, shall be allocated ratably among the Last Out Waterfall Secured Parties based on their pro rata share of such other Last Out Waterfall Obligations.

SECTION 6. MISCELLANEOUS.

6.1. Termination. This Agreement shall terminate and be of no further force and effect upon the earlier to occur of (a) the date of Discharge of ABL Obligations and (b) the date of Discharge of Facility Obligations.

6.2. Obligations Unconditional. All rights, interests, agreements and obligations of ABL Agent and the other ABL Secured Parties and the Facility Agent and the other Facility Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any ABL Documents or any Facility Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or the Facility Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Document or any Facility Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any Lien in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or the Facility Obligations or any guaranty thereof; or

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the any Grantor.

6.3. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the ABL Documents or the Facility Documents, the provisions of this Agreement shall govern and control.

6.4. Effectiveness; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. Each of ABL Agent, on behalf of the ABL Secured Parties, and Facility

Agent, on behalf of the Facility Secured Parties, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. The relative rights of the Secured Parties in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the commencement of any Insolvency or Liquidation Proceeding. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code (or similar bankruptcy law). Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor in possession and any receiver or trustee for such Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

6.5. Amendments; Waivers. No amendment, restatement, supplement, modification or waiver of any of the provisions of this Agreement by ABL Agent or Facility Agent shall be deemed to be made unless the same shall be in writing signed by each of ABL Agent and Facility Agent; provided that any such amendment, restatement, supplement, modification or waiver that directly adversely affects any Last Out Waterfall Security Party shall require the written consent of such Last Out Waterfall Secured Party. Each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Grantors shall not have any right to consent to or approve any amendment, restatement, supplement, modification or waiver of any provision of this Agreement.

6.6. SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY OR GRANTOR ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK (INCLUDING, WITHOUT LIMITATION, THE COMMERCIAL DIVISION, NEW YORK STATE SUPREME COURT). BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY (AND EACH GRANTOR BY ACKOWLEDGING AND AGREEING TO THIS AGREEMENT), FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(1) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(2) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(3) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 6.8; AND

(4) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) EACH OF THE PARTIES HERETO (AND EACH GRANTOR) HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION

BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO (AND EACH GRANTOR) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT (OR WITH RESPECT TO EACH GRANTOR, IN ACKNOWLEDGING AND AGREEING TO THIS AGREEMENT), AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO (AND EACH GRANTOR) FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6.7(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c) EACH OF THE PARTIES HERETO (AND EACH GRANTOR) WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY ABL DOCUMENT OR ANY FACILITY DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

6.7. Notices. All notices to the ABL Secured Parties and the Facility Secured Parties permitted or required under this Agreement shall be sent to ABL Agent (on behalf of the ABL Secured Parties) and Facility Agent (on behalf of the Facility Secured Parties), respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile, electronic mail or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of electronic mail, telefacsimile or telex, or three business days after depositing it in the United States mail with postage prepaid and properly addressed (or one business day after depositing with an overnight mail service). For the purposes hereof, the addresses of the parties hereto shall be as set forth below (and the addresses of the Grantors shall be as set forth in the ABL Agreement and the Facility Agreement, as applicable), or at such other address as may be designated by such party in a written notice to all of the other parties.

If to Facility Agent:

c/o Deerfield Management Company, L.P.

780 Third Avenue, 37th Floor

New York, NY 10017

Facsimile: 212-599-3075

E-mail: dclark@deerfield.com

Attn: David J. Clark, Esq.

With a copy to (which shall not be deemed to constitute notice):

Katten Muchin Rosenman LLP

2029 Century Park East, Suite 2600

Los Angeles, CA 90067-3012

Facsimile: (310) 788-4471

E-mail: kristopher.ring@kattenlaw.com and mark.wood@kattenlaw.com

Attn: Kristopher J. Ring, Esq.

Attn: Mark D. Wood, Esq.

If to ABL Agent:

c/o Deerfield Management Company, L.P.

780 Third Avenue, 37th Floor

New York, NY 10017

Facsimile: 212-599-3075

E-mail: dclark@deerfield.com

Attn: David J. Clark, Esq.

With a copy to (which shall not be deemed to constitute notice):

Katten Muchin Rosenman LLP

2029 Century Park East, Suite 2600

Los Angeles, CA 90067-3012

Facsimile: (310) 788-4471

E-mail: kristopher.ring@kattenlaw.com and mark.wood@kattenlaw.com

Attn: Kristopher J. Ring, Esq.

Attn: Mark D. Wood, Esq.

6.8. Further Assurances. ABL Agent, on behalf of the ABL Secured Parties, and Facility Agent, on behalf of the Facility Secured Parties, and the Grantors (by acknowledging and agreeing to this Agreement), agree that each of them shall take such further action and shall execute and deliver such additional documents, instruments and agreements as any Agent may reasonably request to effectuate the terms and provisions set forth in, or contemplated by, this Agreement.

6.9. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

6.10. Binding on Successors and Assigns. This Agreement shall be binding upon the Agents and the other Secured Parties, and the Grantors (from acknowledging and agreeing to this Agreement), and their respective successors and assigns; provided that no Grantor shall assign any of its rights (if any) or obligations under this Agreement and any such attempted or prohibited assignment shall be absolutely void ab initio. Any successor or assign of any Agent shall assume all of such prior Agent’s obligations hereunder and shall execute and deliver a joinder to this Agreement to the extent requested in writing by the other Agent and in form mutually reasonably acceptable to both Agents.

6.11. Specific Performance. Each of the Agents may demand specific performance of this Agreement. ABL Agent, on behalf of the ABL Secured Parties, and Facility Agent, on behalf of the Facility Secured Parties, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by ABL Agent or the other ABL Secured Parties or Facility Agent or the other Facility Secured Parties, as the case may be.

6.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile or other electronic methods of transmission shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

6.13. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Secured Parties. Nothing in this Agreement shall impair, as between the Grantors, on the one hand, and the ABL Secured Parties, on the other hand, or as between the Grantors, on the one hand, and the Facility Secured Parties, on the other hand, the Obligations of the Grantors (including any obligations to pay principal, interest, fees, make whole amounts (including the Facility Non-Callable Make Whole Amount) and other amounts and payments as provided in the ABL Documents and the Facility Documents, respectively). Subject to the provisions of the last sentence of Section 6.5 hereof and to Section 6.16 hereof, none of the Grantors or any other creditor thereof shall have any rights hereunder and no Grantor may rely on the terms hereof.

6.14. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of ABL Agent and the other ABL Secured Parties, on the one hand, and Facility Agent and the other Facility Secured Parties, on the other hand. Nothing in this Agreement is intended to or shall impair the obligations (including the Obligations) of any Grantor, which obligations are absolute and unconditional, to pay or perform the ABL Obligations and the Facility Obligations as and when the same shall become due and payable in accordance with their terms.

6.15. Additional Grantors. The Grantors shall cause each of their Subsidiaries that becomes a Grantor to acknowledge and consent to the terms of this Agreement by causing such Subsidiary to execute and deliver to the parties hereto a Grantor Joinder, substantially in the form of Annex A hereto, pursuant to which such Subsidiary shall agree to be bound by the terms of the attached Acknowledgment and Agreement to the same extent as if it had executed and delivered same as of the date hereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

DEERFIELD PRIVATE DESIGN FUND IV, L.P.,
as Facility Agent

By: Deerfield Mgmt IV, L.P., General Partner

By: J.E. Flynn Capital IV, LLC, General Partner

By:	/s/ David J. Clark
	Name:	David J. Clark
	Title:	Authorized Signatory

DEERFIELD ELGX REVOLVER, LLC,
as ABL Agent

By: Deerfield Management Company, L.P. (Series C), Manager

By: Flynn Management LLC, General Partner

By:	/s/ David J. Clark
	Name:	David J. Clark
	Title:	Authorized Signatory

[Signature Page to Intercreditor Agreement]

ACKNOWLEDGMENT AND AGREEMENT

Each of the undersigned hereby acknowledges and agrees as of August 9, 2018 to the representations, terms and provisions of the Intercreditor Agreement, dated as of the date hereof (the “Intercreditor Agreement”; capitalized terms used herein without definition shall have the meaning assigned thereto in the Intercreditor Agreement), by and between Deerfield Private Design Fund IV, L.P., as Facility Agent, and Deerfield ELGX Revolver, LLC, as ABL Agent, of which this Acknowledgment and Agreement is a part. By its signature below, the undersigned agrees that it shall, together with its successors and assigns, be bound by the provisions hereof that are applicable to it, that it shall not do any act or perform any obligation which is in contravention with the agreements set forth herein or in the Intercreditor Agreement and that it shall recognize all rights granted hereby to the Secured Parties.

Each of the undersigned agrees that (a) if either ABL Agent or Facility Agent holds Collateral it does so as bailee (under the UCC or other applicable law) for the other and is hereby authorized to and may turn over to any other Secured Party upon request therefor any such Collateral, after all obligations and indebtedness of the undersigned to the bailee Secured Party have been fully paid and performed, or as otherwise provided in the Intercreditor Agreement, and (b) it will execute and deliver such additional documents, instruments and agreements and take such additional action as may be reasonably requested by any Secured Party to effectuate the provisions and purposes of the foregoing Intercreditor Agreement and to continue without interruption the first priority Lien of the Agents granted on such Collateral being turned over. Each of the undersigned agrees to provide to each Agent a copy of each Grantor Joinder hereto executed and delivered pursuant to Section 6.15 of the Intercreditor Agreement.

Each of the undersigned acknowledges and agrees that, (i) although it may sign this Acknowledgement and Agreement, it is not a party to the Intercreditor Agreement and does not and will not receive any right, benefit, priority or interest under or because of the existence of the Intercreditor Agreement, (ii) any breach by the undersigned of any of its obligations under the Intercreditor Agreement or this Acknowledgment and Agreement will constitute an Event of Default under the terms of each of the ABL Agreement and Facility Agreement and (iii) the terms of the Intercreditor Agreement shall not give any Grantor, nor modify any, substantive rights vis-à-vis any Secured Party, nor modify any obligations or liabilities owing to such Secured Party by such Grantor, under any instrument, document, agreement or arrangement and (x) as between the ABL Secured Parties and the Grantor, the ABL Documents remain in full force and effect as written and are in no way modified hereby, and (y) as between the Facility Secured Parties and the Grantors, the Facility Documents remain in full force and effect as written and are in no way modified hereby.

[signature page follows]

Acknowledged and agreed:	ENDOLOGIX, INC., a Delaware corporation

	By:	/s/ Vaseem Mahboob
	Name:	Vaseem Mahboob
	Title:	Chief Financial Officer

CVD/RMS ACQUISITION CORP., a Delaware corporation

	By:	/s/ Vaseem Mahboob
	Name:	Vaseem Mahboob
	Title:	Chief Financial Officer and Secretary

NELLIX, INC., a Delaware corporation

	By:	/s/ Vaseem Mahboob
	Name:	Vaseem Mahboob
	Title:	Chief Financial Officer and Secretary

TRIVASCULAR TECHNOLOGIES, INC., a Delaware corporation

	By:	/s/ Vaseem Mahboob
	Name:	Vaseem Mahboob
	Title:	Chief Financial Officer and Secretary

TRIVASCULAR, INC., a California corporation

	By:	/s/ Vaseem Mahboob
	Name:	Vaseem Mahboob
	Title:	Chief Financial Officer and Secretary

ENDOLOGIX CANADA, LLC, a Delaware limited liability company

	By:	/s/ Vaseem Mahboob
	Name:	Vaseem Mahboob
	Title:	Chief Financial Officer and Secretary

TRIVASCULAR SALES LLC, a Texas limited liability company

	By:	/s/ Vaseem Mahboob
	Name:	Vaseem Mahboob
	Title:	Chief Financial Officer and Secretary

[Signature Page to Intercreditor Agreement]

RMS/ENDOLOGIX SIDEWAYS MERGER CORP., a Delaware corporation

By:	/s/ Vaseem Mahboob
Name:	Vaseem Mahboob
Title:	Chief Financial Officer and Secretary

[Signature Page to Intercreditor Agreement]

Annex A

to

Intercreditor Agreement

Form of Grantor Joinder

Reference is made to that certain Intercreditor Agreement, dated as of August 9, 2018 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), by and between Deerfield Private Design Fund IV, L.P., as Facility Agent, and Deerfield ELGX Revolver, LLC, as ABL Agent, and which was acknowledged and agreed to by the existing Grantors pursuant to the Acknowledgment and Agreement dated as of August 9, 2018 (the “Intercreditor Acknowledgement and Agreement”). Capitalized terms used herein without definition shall have the meaning assigned thereto in the Intercreditor Agreement.

This Grantor Joinder, dated as of                     , 20     (this “Grantor Joinder”), is being delivered pursuant to Section 6.15 of the Intercreditor Agreement.

The undersigned,                                 , a                                      (the “Additional Grantor”), hereby agrees to become a party to the Intercreditor Acknowledgement and Agreement as a Grantor thereunder, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Acknowledgment and Agreement as fully as if the Additional Grantor had executed and delivered the Intercreditor Acknowledgement and Agreement as of the date thereof.

This Grantor Joinder may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Grantor Joinder by facsimile or other electronic methods of transmission shall be effective as delivery of a manually executed counterpart of this Grantor Joinder.

[signature page follow]

Annex A - 1

IN WITNESS WHEREOF, the Additional Grantor has caused this Grantor Joinder to be duly executed by its authorized representative as of the day and year first above written.

[ADDITIONAL GRANTOR]

[______________________________]

By:
Name:
Title: